September 1, 2017

Dycom Industries, Inc.
Dycom Investments, Inc.
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida  33408

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Illinois counsel to Professional Teleconcepts, LLC, an Illinois limited liability company (the “Illinois Guarantor”), in connection with the preparation and filing of an automatic shelf registration statement on Form S-3 (the “Shelf Registration Statement”), with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by Dycom Industries, Inc., a Florida corporation (“Parent”), Dycom Investments, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Investments”), and certain other subsidiaries of Parent (collectively, the “Subsidiaries,” and, together with Parent, Investments and the Illinois Guarantor, the “Registrants”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (1) common stock, preferred stock, debt securities (the “Parent Debt Securities”), depositary shares, warrants, stock purchase contracts and stock purchase units of Parent, (2) debt securities of Investments (the “Investments Debt Securities” and, together with the Parent Debt Securities, the “Debt Securities”), (3) full and unconditional guarantees on an unsecured basis by Parent of the Investments Debt Securities and (4) full and unconditional guarantees by each subsidiary of Parent (each, a “Guarantor”) on an unsecured basis of the Debt Securities (each, a “Guarantee”), including, without limitation, the Guarantees pursuant to which the Illinois Guarantor will be a Guarantor (the “Illinois Subsidiary Guarantees”).

Pursuant to the prospectus forming a part of the Shelf Registration Statement (the “Prospectus”), Parent and Investments propose to register the Debt Securities under the Securities Act as set forth in the Shelf Registration Statement, with such Debt Securities to be issued pursuant to one or more Indentures (the “Indentures”) among Parent or Investments, respectively, the Guarantors, if any, and the trustees parties thereto, forms of which have been filed with the Commission as exhibits to the Shelf Registration Statement.

We have made such legal and factual investigation as we deemed necessary for purposes of this opinion.  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Shelf Registration Statement, (ii) the forms of the Indentures filed with the Commission and incorporated by reference as exhibits to the Shelf Registration Statement, (iii) the organizational documents of the Illinois Guarantor described on Schedule 1 attached hereto, (iv) the resolutions of the Board of Directors of the Illinois Guarantor with respect to the filing of the Shelf Registration Statement, adopted by unanimous written consent on September 1, 2017 (the “Authorizing Resolutions”), (v) an Officer’s Certificate, dated as of September 1, 2017, certifying as to, among other things, certain organizational documents of the Illinois Guarantor, the authorizing resolutions of the Board of Directors of the Illinois Guarantor and certain other factual matters stated therein and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed, including a certificate of good standing, dated September 1, 2017, for the Illinois Guarantor issued by the Secretary of State of the State of Illinois.

200 West Madison Street, Suite 3900   |   Chicago, Illinois 60606   |   T. 312.984.3100   |   F. 312.984.3150   |   bfkn.com

Dycom Industries, Inc.
Dycom Investments, Inc.
September 1, 2017
Page 2

For purposes of this opinion we have not reviewed any documents other than the documents listed in the immediately preceding paragraph.  In particular, we have not conducted any independent investigation beyond our review of the documents listed in the immediately preceding paragraph, and we have not reviewed any document (other than the documents listed in the immediately preceding paragraph) that is referred to or incorporated by reference into the documents reviewed by us.  Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents and certificates examined by us, including certificates provided to us by the Illinois Guarantor and governmental authorities. Without limiting the foregoing, our opinion rendered in numbered paragraph 1 regarding the valid existence and good standing of the Illinois Guarantor is based solely on the above-described good standing certificate and is given solely as of the date thereof.

In rendering the opinions set forth herein, we have assumed, without inquiry: (a) the genuineness of all signatures (including without limitation those of the Illinois Guarantor), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as drafts or copies; and (b) the legal capacity of all natural persons executing any documents. We have further assumed that, when issued, any Illinois Subsidiary Guarantee will comply with all restrictions, if any, applicable to the Illinois Guarantor whether imposed by any agreement or instrument to which the Illinois Guarantor is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Illinois Guarantor or otherwise.

Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Illinois Guarantor and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1)          The Illinois Guarantor is validly existing and in good standing under the laws of the State of Illinois;

(2)          The Illinois Guarantor has the necessary limited liability company power and authority to guarantee the Debt Securities in accordance with the terms of the Indentures and perform its obligations as Guarantor thereunder; and

Dycom Industries, Inc.
Dycom Investments, Inc.
September 1, 2017
Page 3

(3)          The Illinois Subsidiary Guarantees, upon being duly authorized by all necessary limited liability company action, executed by an authorized signatory and delivered in accordance with applicable law, will be validly authorized, executed and delivered for limited liability company-law purposes by the Illinois Guarantor.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of Illinois, in effect as of the date hereof.  We express no opinion as to the laws of any other jurisdiction (including federal law) and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein.  Without limiting the prior sentence, we express no opinion with respect to the Shelf Registration Statement, the Indentures, the Debt Securities, the Guarantees or any other securities that may be issued under the Shelf Registration Statement or as to the enforceability of any agreements, including, without limitation, the Indentures, the Debt Securities or the Guarantees.

We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

We hereby consent to the filing of this opinion as an exhibit to the Shelf Registration Statement.  In giving this consent, we do not thereby admit that we are included in the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. In addition, Shearman & Sterling LLP may rely on this opinion in connection with any legal opinion being rendered by the same on the date hereof with respect to the matters set forth herein.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

Barack Ferrazzano Kirschbaum & Nagelberg LLP

Schedule 1

Organizational Documents Reviewed

1.	Articles of Organization of PTIL Construction, LLC filed June 2, 2015 with the Illinois Secretary of State, certified by the Illinois Secretary of State;

2.	Articles of Merger of Professional Teleconcepts, Inc. and PTIL Construction, LLC filed July 27, 2015 with the Illinois Secretary of State, certified by the Illinois Secretary of State;

3.	Agreement and Plan of Merger between Professional Teleconcepts, Inc. and PTIL Construction, LLC, dated July 20, 2015; and

4.	Amended and Restated Agreement of Limited Liability Company of Professional Teleconcepts, LLC, dated as of July 27, 2015.

200 West Madison Street, Suite 3900   |   Chicago, Illinois 60606   |   T. 312.984.3100   |   F. 312.984.3150   |   bfkn.com